Exhibit (h)(23)

FIXED INCOME CLEARING CORPORATION

SPONSORED MEMBERSHIP AGREEMENT

WHEREAS, each of the legal entities listed in Schedule 1 attached to this Agreement, and any legal entity that is not listed on Schedule 1 but that agrees in the future to be bound by this Agreement by entering into a joinder agreement substantially in the form of Schedule 2 attached hereto (such entities each, severally and not jointly, a “Sponsored Member”), has requested, either through an officer of the Sponsored Member or through an authorized agent of the Sponsored Member (which may be the Sponsored Member’s investment advisor or other duly authorized agent and is referred to herein as the “Agent”), that it be permitted to become a Sponsored Member of the Government Securities Division (“GSD”) of the Fixed Income Clearing Corporation (“FICC”) as that term is defined in the GSD Rulebook (the “Rules”);

WHEREAS, the Agent, if any, wishes to make the representations and warranties and obligations set forth in Section 15 hereof;

WHEREAS, State Street Bank and Trust Company (“Sponsoring Member”) is a Sponsoring Member pursuant to the Rules and desires to sponsor the Sponsored Member(s) into FICC membership; and

WHEREAS, FICC will permit each Sponsored Member into membership subject to the Rules, the terms and conditions set forth herein and any terms and conditions deemed by FICC to be necessary to protect itself and its members;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FICC, the Sponsoring Member, the Agent (if any) and each Sponsored Member agree and understand as follows:

1.       This Agreement constitutes a separate, distinct and independent agreement with respect to each legal entity listed in Schedule 1 hereto and any legal entity referenced in a joinder agreement substantially in the form of Schedule 2 and executed by the parties hereto (“Joinder Agreement”). Any reference to a “Sponsored Member” shall be a reference to each legal entity listed in Schedule 1 and in any Joinder Agreement, separately and not jointly.

2.       The Sponsored Member represents and warrants that it is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, or (ii) a legal entity that is not organized as an entity specifically listed in Rule 144A(a)(1)(i)(H) under the Securities Act of 1933, as amended, but that satisfies the requirements that an entity listed in Rule 144A(a)(1)(i)(H) under the Securities Act of 1933, as amended, must satisfy in order to be a “qualified institutional buyer” (other than any such requirements relating to legal entity type or organizational form). If for any reason the Sponsored Member is no longer able to satisfy the qualifications set forth in either subsection (i) or subsection (ii) of the preceding sentence, the Sponsored Member shall promptly notify FICC and the Sponsoring Member in writing of such change in circumstance.

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

3.       The Sponsored Member authorizes State Street Bank and Trust Company to be its Sponsoring Member as that term is defined in the Rules, and authorizes the Sponsoring Member to act as its processing agent for its Sponsored Member Trades. As such, the Sponsored Member authorizes the Sponsoring Member to submit to FICC on the Sponsored Member’s behalf data on its Sponsored Member Trades pursuant to the Rules. The Sponsored Member hereby appoints the Sponsoring Member to act as its processing agent with respect to the Sponsored Member’s satisfaction of its securities and funds-only settlement obligations, and for performing all operational functions and receiving all reports and information relevant to the Sponsored Member’s Sponsored Member Trades. The Sponsored Member understands and agrees that FICC’s provision of such reports and information to the Sponsoring Member shall constitute satisfaction of FICC’s obligation to provide such reports and information to the Sponsored Member. If the Sponsoring Member ceases to be the Sponsoring Member for the Sponsored Member under the Rules, then the Sponsored Member shall have no further right to have data submitted on its behalf with respect to Sponsored Member Trades pursuant to the Rules.

4.       FICC is authorized to receive from the Sponsoring Member trade data submitted to FICC by the Sponsoring Member on the Sponsored Member’s behalf for comparison, netting and settlement by FICC pursuant to the Rules.

5.       FICC shall only process those Sponsored Member Trades that meet the applicable requirements set forth in the Rules and are submitted to FICC pursuant to the timeframes, deadlines, communications, links, formats, informational requirements and other requirements established by FICC from time to time.

6.       Notwithstanding any functions that the Sponsoring Member undertakes as processing agent on behalf of the Sponsored Member, the Sponsored Member shall be principally liable to FICC with respect to all settlement obligations under the Rules, and the Sponsoring Member shall not be a principal under the Rules with respect to settlement obligations of the Sponsored Member.

7.       From an operational perspective, all securities and funds-only settlement obligations shall be satisfied at the Sponsoring Member Omnibus Account level. FICC’s satisfaction of such funds-only and securities settlement obligations with the Sponsoring Member Omnibus Account shall constitute satisfaction of FICC’s obligation to settle with the Sponsored Member.

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

8.       FICC will only accept corrections and deletions to trade data submitted on behalf of the Sponsored Member to FICC from the Sponsoring Member. Such corrections and deletions must be made pursuant to the Rules and the timeframes, deadlines, communications, links, formats, informational requirements and other requirements established by FICC from time to time.

9.       The Sponsored Member must resolve directly with its Sponsoring Member all errors and omissions regarding data submitted to FICC by the Sponsoring Member on behalf of the Sponsored Member, and all failures of the Sponsoring Member to submit data to FICC on behalf of the Sponsored Member. Should there be a dispute between the Sponsoring Member and its Sponsored Member regarding data submitted to FICC by the Sponsoring Member on behalf of the Sponsored Member, or the failure of the Sponsoring Member to submit data to FICC on the Sponsored Member’s behalf, FICC will act promptly and in good faith to assist the parties in resolving such dispute.

10.       FICC shall have no responsibility or liability in the event the Sponsoring Member submits on the Sponsored Member’s behalf data to FICC with an error or omission, fails to submit data to FICC, or fails to submit the data pursuant to the Rules or the timeframes, deadlines, communications, links, formats, informational requirements and other requirements established by FICC from time to time.

11.       FICC shall not be bound by any agreement to which it is not a party, including without limitation, any agreement between the Sponsoring Member and the Sponsored Member, between the Sponsored Member and any third party, or between the Sponsoring Member and any third party, even if such agreement conflicts with this Agreement.

12.       This Agreement shall be effective on the date on which it is executed by an authorized official of FICC and the Sponsoring Member and shall continue thereafter until terminated with respect to any particular Sponsored Member by the relevant Sponsored Member, the Sponsoring Member, or FICC, in each case pursuant to the Rules. Such termination by one party may not be made with regard to, and shall have no effect on, Sponsored Member Trades for which data has been received by FICC. The termination of this Agreement with respect to one Sponsored Member shall have no effect on the Agreement or any Sponsored Member Trades for any other Sponsored Member.

13.       Capitalized terms not defined herein shall have the meanings ascribed to them in the Rules.

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

14.       The Sponsored Member irrevocably and unconditionally submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, in the City of New York, in each case in respect of any action or proceeding brought against it or relating in any way to this Agreement. The Sponsored Member also irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue in the aforesaid courts. The Sponsored Member agrees not to, and irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it might otherwise have to, bring any action or proceeding against FICC in any forum other than a Federal or State court in the Borough of Manhattan, in the City of New York; provided, however, that in any action or proceeding that FICC brings against the Sponsored Member, the Sponsored Member may bring its responsive claims against FICC, if any, in such action or proceeding in that same forum. FICC irrevocably and unconditionally submits to the exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, in the City of New York, in respect of any action or proceeding brought against it relating in any way to this Agreement, and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue in the aforesaid courts. Each party to this Agreement waives their right to a jury trial.

15.       If this Agreement is being executed on behalf of the Sponsored Members by an Agent, then the Agent represents, warrants and covenants to FICC and the Sponsoring Member, with respect to each Sponsored Member hereunder, at and as of all times during the term of this Agreement:

(i)	The Agent is duly authorized to execute and deliver this Agreement and all amendments or waivers hereof and to send and receive notices hereunder on behalf of such Sponsored Member;

(ii)	The Agent shall notify FICC and the Sponsoring Member forthwith upon becoming aware of any of the following events with respect to one or more Sponsored Members hereunder:

(A) the occurrence of an event or circumstance that renders false any representation or warranty of any Sponsored Member set forth in this Agreement; or

(B) any facts which indicate that it is likely that any Sponsored Member will fail to carry out any of the material terms of the Agreement or of any Sponsored Member Trades.

16.       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PEFORMED WHOLLY THEREIN AS IF ALL PARTIES WERE RESIDENTS OF THE STATE OF NEW YORK.

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

FIXED INCOME CLEARING CORPORATION		MASSMUTUAL ADVANTAGE FUNDS FOR AND ON BEHALF OF EACH OF ITS SERIES SET FORTH ON SCHEDULE 1 HERETO

By:	/s/ Richard Lanning	By:	/s/ Renee Hitchcock

Print Name: Richard Lanning		Print Name: Renee Hitchcock

Title: Executive Director		Title: CFO and Treasurer

Date: 12/15/2021		Date: November 3, 2021

State Street Bank and Trust Company

By:	/s/ Harold O. Nichols

Print Name: Harold O. Nichols

Title: Managing Director

Date: 12/7/21

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

Schedule 1

Approved Sponsored Members

MassMutual Advantage Funds

MassMutual Emerging Markets Debt Blended Total Return Fund
MassMutual Global Credit Income Opportunities Fund
MassMutual Global Emerging Markets Equity Fund
MassMutual Global Floating Rate Fund

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

Schedule 2

SPONSORED MEMBER JOINDER AGREEMENT

The legal entities listed below, being represented by the undersigned, hereby agree to be bound by all of the provisions of the FIXED INCOME CLEARING CORPORATION SPONSORED MEMBERSHIP AGREEMENT, dated                                           , 20__, by and between the Fixed Income Clearing Corporation (“FICC”), STATE STREET BANK AN TRUST COMPANY, and MASSMUTUAL ADVANTAGE FUNDS (the “Trust”) on behalf of its series set forth on Schedule 1 thereto or on Sponsored Member Joinder Agreements.

List of Legal Entities Becoming Sponsored Members

Accepted as of ______________, 2021:

FIXED INCOME CLEARING CORPORATION	TRUST FOR AND ON BEHALF OF EACH OF ITS SERIES SET FORTH ON THIS SCHEDULE 2

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

STATE STREET BANK AND TRUST COMPANY

By:

Print Name:

Title:

Date:

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018

CERTIFICATE OF INCUMBENCY

I, Andrew M. Goldberg, Secretary of MassMutual Advantage Funds (the “Trust”), DO HEREBY CERTIFY to the Fixed Income Clearing Corporation (“FICC”) that the below-named persons have been duly authorized as, and on this day are, principals/officers of the Trust who are duly authorized to sign all documents and instruments necessary for conducting business with FICC on behalf of the Trust, each of which is acting on behalf of the Sponsored Member that are its series/portfolios, under the Sponsored Membership Agreement among FICC, State Street Bank and Trust Company, and the Trust, and that the signatures set forth below opposite their names are their genuine signatures.

Name	Title	Signature
Renee Hitchcock	CFO and Treasurer	/s/ Renee Hitchcock
Douglas Steele	Vice President	/s/ Douglas Steele

/s/ Andrew M. Goldberg

(Signature)
(Title) Secretary
November 3, 2021

FICC GSD SPONSORED MEMBER AGREEMENT (U.S.)

REVISED 10/04/2018